Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of August 25, 2009, by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and DYAX CORP., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are now parties to that certain Lease dated June 13, 2001, as amended by that certain First Amendment to Lease dated March 1, 2002, as further amended by that certain letter agreement dated April 17, 2002, as further amended by that certain Second Amendment to Lease dated December 1, 2002 (“Second Amendment”), and as further amended by that certain Third Amendment to Lease dated September 6, 2007 (“Third Amendment”) (as amended, the “Lease”), pursuant to which Tenant leases certain space containing approximately 91,527 rentable square feet (“Premises”) in a building located at 300 Technology Square, Cambridge, Massachusetts (the “Building”)  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.                                    Landlord and Tenant desire to, subject to the terms and conditions set forth herein, among other things, amend the Lease to reflect the surrender of that portion of the Premises containing approximately 24,154 rentable square feet, consisting of (i) approximately 24,122 rentable square feet located on the seventh floor of the Building (“7th Floor Surrender Premises”), and (ii) approximately 32 rentable square feet located on the first floor of the Building (“1st Floor Surrender Premises”), all as more particularly described on Exhibit A attached to this Fourth Amendment (the 7th Floor Surrender Premises and the 1st Floor Surrender Premises shall be collectively referred to herein as the “Surrender Premises”).  Tenant shall surrender the Surrender Premises to Landlord on September 15, 2009 (“Surrender Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Premises.

a.                                       Following the Surrender Date.  Commencing on September 16, 2009, the definitions of “Premises” contained on page i of Exhibit 1 of the Lease and “Total rentable square feet of Premises” contained in Art. 7, page iv of Exhibit 1 of the Lease, are amended and restated in their entirety as follows:

“Total rentable square feet of the Premises:  approximately 67,373 rentable square feet, consisting of (i) approximately 24,122 rentable square feet of space on the 6th floor, (ii) approximately 24,122 rentable square feet of space on the 5th floor, (iii) approximately 17,476 rentable square feet of space on the 8th floor, (iv) approximately 1,445 rentable square feet of space on the 1st floor (“Dyax 1st Floor Space”), and (v) approximately 208 rentable square feet of additional storage space on the 1st floor (“1st Floor Storage Space”).”

In addition, commencing on September 16, 2009, Exhibit 2 attached to the Lease shall be amended to exclude the Surrender Premises.

b.                                       Following the 1st Floor Storage Termination Date.  Commencing on the 1st Floor Storage Termination Date (as defined in the Third Amendment), the definitions of “Premises” contained on page i of Exhibit 1 of the Lease and “Total rentable square feet of Premises” contained in Art. 7, page iv of Exhibit 1 of the Lease, are amended and restated in their entirety as follows:

“Total rentable square feet of the Premises:           approximately 67,165 rentable square feet, consisting of (i) approximately 24,122 rentable square feet of space on the 6th floor, (ii) approximately 24,122 rentable square feet of space on the 5th floor, (iii) approximately 17,476 rentable square feet of space on the 8th floor, and (iv) approximately 1,445 rentable square feet of space on the 1st floor (“Dyax 1st Floor Space”).”

In addition, commencing on the first day after the 1st Floor Storage Termination Date, Exhibit 2 attached to the Lease shall be amended to exclude the 1st Floor Storage Space.

c.                                                   Dyax First Floor Space.  Approximately 1,351 rentable square feet of the Dyax 1st Floor Space is used exclusively by Tenant.  Commencing on September 16, 2009, Tenant shall be deemed to be leasing the remaining 94 rentable square feet of the Dyax 1st Floor Space as part of the Shared Mechanical Space (as defined in Section 10 of this Fourth Amendment).

2.                                      Monthly Rent. Notwithstanding the surrender of the Surrender Premises and anything to the contrary contained herein or in the Lease, Tenant shall pay Monthly Rent with respect to the entire approximately 91,527 rentable square feet of the Premises as provided for in the Lease through September 30, 2009.  Commencing on October 1, 2009, through the 1st Floor Storage Termination Date, Tenant shall pay Monthly Rent for the Premises in the amount of $331,059.91 per month.  Commencing 1 day after the 1st Floor Storage Termination Date through February 29, 2012, Tenant shall pay Monthly Rent for the Premises in the amount of $330,227.91 per month.  In addition to Monthly Rent, Tenant shall continue to (i) repay the Initial Premises Loan to Landlord in equal monthly installments of $34,383.62 pursuant to the terms of the Second Amendment, and (ii) pay all other amounts required to be paid by Tenant under the Lease.

3.                                      Tenant’s Percentage Share.

a.                                       Following the Surrender Date.  Commencing on October 1, 2009, the definition of “Tenant’s Percentage Share” contained in Art. 9.1, page v of Exhibit 1 of the Lease, is amended and restated in its entirety as follows:

“Tenant’s Percentage Share:  38.37%”

b.                                       Following the 1st Floor Storage Termination Date.  Commencing 1 day after the 1st Floor Storage Termination Date, the definition of “Tenant’s Percentage Share” contained in Art. 9.1, page v of Exhibit 1 of the Lease, is amended and restated in its entirety as follows:

“Tenant’s Percentage Share:  38.25%”

c.                                       Allocation.  Notwithstanding anything to the contrary contained in the Lease or in this Fourth Amendment, Landlord may equitably increase Tenant’s Percentage Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building that includes the Premises or that varies with occupancy or use.

4.                                      Termination Payment.  As consideration for Landlord agreeing to enter into this Fourth Amendment, Tenant shall deliver to Landlord funds in the amount of $750,000 (“Early Termination Payment”).  Tenant shall deliver 50% of the Early Termination Payment to Landlord within 30 days after Tenant’s delivery to Landlord of a copy of this Fourth Amendment executed by Tenant, and shall deliver the remaining 50% of the Early Termination Payment to Landlord on or before December 15, 2009.

5.                                      Parking.  Commencing on October 1, 2009, Section 2.3 of the Lease is amended and restated in its entirety as follows:

“2.3                           Parking.  During the term of the Lease, Tenant shall have the right to use and shall pay for up to 1.5 monthly parking spaces (“Parking Spaces”) per 1,000 square feet of the Total rentable square feet of the Premises in the Parking Garage.  Notwithstanding that Tenant may elect to use fewer than .75 monthly Parking Spaces per 1,000 square feet of the Total rentable square feet of the Premises, Tenant shall be required to pay Landlord for no fewer than .75 monthly Parking Spaces per 1,000 square feet of the Total rentable square feet of the Premises.  Tenant shall have no right to sublet, assign, or otherwise transfer said Parking Spaces, other than to employees of Tenant occupying the Premises or to a Collaborator Company, an Assignee, an Affiliated Entity or a Qualified Transferee pursuant to an approved assignment or sublease under Article 16 of the Lease.  Said Parking Spaces shall be paid for by Tenant at the then-current prevailing rate in the Parking Garage, as such rate may vary from time to time.  As of the date of the Fourth Amendment, the monthly charge for parking is Two Hundred Twenty Dollars ($220) per Parking Space per month.  Said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable and uniform rules and regulations as may be in effect for the use of said Parking Garage (including, without limitation, Landlord’s right, without additional charge to Tenant above the prevailing rate for Parking Spaces, to institute a valet or attendant-managed parking system), from time to time in force.”

6.                                      Security Deposit.  Landlord acknowledges that as of the date of this Fourth Amendment, the amount of the Security Deposit currently being held by Landlord is [*****].  Upon the later to occur of (i) [*****], and (ii) [*****],  Tenant shall be entitled to have the Security Deposit reduced to [*****] (the “Reduced Security Deposit”).  Upon Tenant’s delivery to Landlord of a written request for such reduction of the Security Deposit (along with evidence reasonably satisfactory that the condition set forth in item (ii) above has been satisfied), Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit.  From and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit, for all purposes of this Lease.  Tenant hereby acknowledges and agrees that the original amount of the Security Deposit has already been reduced pursuant to Section 29.4 of the Lease, and that Tenant shall have no further right to any additional reduction of the Security Deposit pursuant to Section 29.4 of the Lease.

7.                                      Surrender of the 7th Floor Surrender Premises.

a.                                                   The Lease with respect to the 7th Floor Surrender Premises shall terminate as provided for in the Lease on the Surrender Date. Tenant shall voluntarily surrender the 7th Floor Surrender Premises on or before such date in the condition which Tenant is required to surrender the 7th Floor Surrender Premises as of the expiration of the Lease. Tenant agrees to cooperate with Landlord in all matters, as applicable, relating to (i) decommissioning of the 7th Floor Surrender Premises as a licensed laboratory, (ii) surrender or revocation of all licenses of Tenant relating to the 7th Floor Surrender Premises, and (iii) surrendering the 7th Floor Surrender Premises as required under the Lease. On or before the Surrender Date, Tenant shall deliver to Landlord a certificate or report signed by a licensed hygienist, which certificate or report shall (a) contain a

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

list of all Hazardous Materials used by Tenant in the 7th Floor Surrender Premises during the term of the Lease (b) evidence that the 7th Floor Surrender Premises is clean and free of Hazardous Materials, and (c) document any action taken by Tenant to render the 7th Floor Surrender Premises clean and free of Hazardous Materials.  The certificate or report provided for in the preceding sentence shall not be considered confidential information and may be disclosed to third parties.  From and after the Surrender Date, Tenant shall have no further rights of any kind with respect to the 7th Floor Surrender Premises.  Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the 7th Floor Surrender Premises and termination of the Lease with respect to the 7th Floor Surrender Premises as provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the 7th Floor Surrender Premises prior to the Surrender Date.  Notwithstanding anything to the contrary contained in the Lease or in this Fourth Amendment, Tenant shall (i) not be required to remove any existing tel/data wiring located within the 7th Floor Surrender Premises, (ii) not be required to and shall not remove the existing office furniture located within the 7th Floor Surrender Premises, and (iii) be required to leave 1 existing operating autoclave within the 7th Floor Surrender Premises, all of which shall become on the property of Landlord as of the Surrender Date.  A list of all of the office furniture remaining in the 7th Floor Surrender Premises pursuant to item (ii) above is attached to this Fourth Amendment as Exhibit C.

b.                                                   Tenant acknowledges that following the Surrender Date, Landlord shall enclose (a) the stairwell connecting the portion of the Premises located on the 6th floor of the Building with the 7th Floor Surrender Premises, and (ii) the stairwell connecting the portion of the Premises located on the 8th floor of the Building with the 7th Floor Surrender Premises (collectively, the “Stairwells”).  In connection with such activities:

(i)                                     Tenant acknowledges that following the Surrender Date, Landlord shall require reasonable access to portions of the Premises in order to complete the enclosure of the Stairwells;

(ii)                                  Landlord and its contractors and agents shall have the right to enter the Premises to perform the enclosure of the Stairwells and Tenant shall cooperate with Landlord in connection with the same;

(iii)                               Landlord and its contractors shall use reasonable efforts to minimize disturbance with Tenant’s use and occupancy of the Premises in connection with the enclosure of the Stairwells and Landlord shall cause the work in connection with the enclosure of the Stairwells to be performed on Sunday, Saturday or at times prior to 9:00 a.m. or after 5:00 p.m. on Monday through Friday;

(iv)                              The enclosure of the Stairwells shall be substantially completed on or before September 30, 2009; and

(v)                                 Tenant shall not be entitled to any rent abatement in connection with the enclosure of the Stairwells.

8.                                      Surrender of the 1st Floor Surrender Premises.  The Lease with respect to the 1st Floor Surrender Premises shall terminate as provided for in the Lease on the Surrender Date. Tenant shall voluntarily surrender the 1st Floor Surrender Premises on or before such date in the condition which Tenant is required to surrender the 1st Floor Surrender Premises as of the expiration of the Lease. Tenant agrees to cooperate with Landlord in all matters, as applicable, relating to surrendering the 1st Floor Surrender Premises as required under the Lease.  From and after the Surrender Date, Tenant shall have no further rights of any kind with respect to the 1st

Floor Surrender Premises.  Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the 1st Floor Surrender Premises and termination of the Lease with respect to the 1st Floor Surrender Premises as provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the 1st Floor Surrender Premises prior to the Surrender Date.

9.                                      MWRA Permit.  Landlord shall assume Tenant’s existing MWRA sewer discharge permit affecting the Benefited Floors (as defined in Section 10 below) (“MWRA Permit”) as of September 16, 2009 (“Transfer Date”), subject to (i) Tenant’s delivery to Landlord of the keys to the 1st Floor Surrender Premises and, if applicable, any other portions of the Dyax First Floor Space included within the Shared Mechanical Area, (ii) Tenant’s delivery to Landlord of all operations and maintenance manuals for the Equipment (as defined in Section 10 below), (iii) Tenant’s delivery to Landlord of all documentation from Tenant and all of Tenant’s subtenants located within the Premises relating to the work required in connection with the MWRA Permit, which documentation shall be in form and substance reasonably acceptable to Landlord, and (iv) Tenant having obtained approval of the transfer of the MWRA Permit to Landlord from all applicable governmental authorities.  Tenant agrees that Tenant shall be responsible for (a) the completion of items (i) through (iv) above prior to the Transfer Date, and (b) the delivery to Landlord prior to the Transfer Date of evidence reasonably satisfactory to Landlord that all of the same have been completed.  Tenant represents and warrants that prior to the Transfer Date, Tenant’s and Tenant’s subtenants’ conduct under the MWRA Permit has been in compliance with all requirements of the MWRA Permit.

10.                               Shared Mechanical Space.  Tenant acknowledges and agrees that, notwithstanding anything to the contrary contained in the Lease, commencing October 1, 2009, through the expiration of the term of the Lease, Landlord shall repair, maintain and replace that certain existing equipment (“Equipment”) located within that portion of the 1st floor of the Building shown on Exhibit B attached hereto as the “Shared Mechanical Space” for the benefit of the 5th, 6th, 7th and 8th floors of the Building (“Benefited Floors”).  Notwithstanding anything to the contrary contained in the Lease, Tenant further acknowledges and agrees that (i) all the costs incurred by Landlord in connection with the repair, maintenance and replacement of the Equipment and the Shared Mechanical Space (collectively, “Shared Equipment Charges”) shall be proportionately allocated among the tenants of the Benefited Floors based upon the square footage leased by each such tenant on the Benefited Floors, (ii) subject to Section 3(c) of this Fourth Amendment, Tenant shall be responsible for  74.6% of the monthly Shared Equipment Charges; and (iii) Tenant shall have no right to enter any portion of the Shared Mechanical Space.  Commencing on October 1, 2009, Tenant shall pay its share of the Shared Equipment Charges, as additional rent, pursuant to the same procedure set forth in Section 9.3(a) of the Lease for the payment of Building Operating Costs.  The Shared Equipment Charges shall be subject to reconciliation pursuant to the procedure set forth in the Lease for the reconciliation of Building Operating Costs.

11.                               Occupancy Requirement.  Notwithstanding anything to the contrary contained in the Lease, as of the date of this Fourth Amendment and during the remaining term of the Lease, Tenant shall be deemed to no longer satisfy the Occupancy Requirement set forth on page v of Exhibit 1 of the Lease.  The rights granted to Tenant under the Lease that are contingent on the Occupancy Requirement being met are all hereby forever terminated and of no further force or effect; provided, however, that Tenant (i) may continue to maintain Tenant’s existing Exterior Signage on a non-exclusive basis so long as Tenant continues to occupy at least 33,686 rentable square feet of the Premises, and (ii) shall continue to have the right to extend the term of the Lease pursuant to the terms and conditions set forth in Section 30 of the Lease (other than the condition contained in Section 30.1(ii) regarding the Occupancy Requirement).

12.                               Conditions Precedent.  Notwithstanding anything to the contrary contained in this Fourth Amendment, Tenant and Landlord acknowledge and agree that the effectiveness of this Fourth Amendment shall be subject to the following conditions precedent (“Conditions Precedent”) having been satisfied: (i) Landlord shall have entered into a lease agreement on or before August 28, 2009 for the entire Surrender Premises with Novartis Institutes for Biomedical Research (“New Lease”) which lease agreement shall (a) be for a term of no less than 5 years, (b) provide for a base rent for the first year of the lease of no less than $52.00 per rentable square foot of the Surrender Premises per year, (c) provide a target rent commencement date of November 1, 2009, and (d) otherwise be on terms and conditions acceptable to Landlord, in Landlord’s sole and absolute discretion, and (ii) Landlord shall have received approval of this Fourth Amendment and the New Lease from Landlord’s mortgage lender on or before August 28, 2009.  In the event that either or both of the Conditions Precedent is not satisfied within the timeframes provided above, Landlord shall have the right to terminate this Fourth Amendment upon delivery of written notice to Tenant.  Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause either or both of the Conditions Precedent to be satisfied.

13.                               AUL.  Landlord has disclosed to Tenant that the Condominium is the subject of an Activity and Use Limitation, which is incorporated herein by reference, and Tenant acknowledges receipt of a copy of such Activity and Use Limitation prior to execution of this Fourth Amendment.

14.                               Brokers.  Landlord and Tenant each represents and warrants that no broker, agent or other person (collectively, “Broker”) shall be entitled to a commission in connection with the transaction reflected in this Fourth Amendment, other than CB Richard Ellis, as applicable.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CB Richard Ellis, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.  Tenant shall be responsible for the payment of any commission payable to CB Richard Ellis in connection with this Fourth Amendment.

15.                               Miscellaneous.

a.                                       This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto. This Fourth Amendment is effective as of the date first set forth above.

b.                                       This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.                                       This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d.                                       Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment.  In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this

Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:	ARE-TECH SQUARE, LLC,
a Delaware limited liability company

	By:	ARE-MA Region No. 31, LLC
a Delaware limited liability company
its member

		By:	Alexandria Real Estate Equities, L.P.
a Delaware limited partnership
its member

			By:	ARE-QRS Corp.
a Maryland corporation
its general partner

				By:	/s/ Jackie Clem
				Its:	VP-RE Legal Affairs

TENANT:	DYAX CORP.,
a Delaware corporation

	By:	/s/ Ivana Magovcevic-Liebish
	Its:	Executive Vice President of Administration and General Counsel

EXHIBIT A

SURRENDER PREMISES

[Diagram of Premises]

EXHIBIT B

SHARED MECHANICAL SPACE

[Diagram of Shared Mechanical Space]

EXHIBIT C

OFFICE FURNITURE

[Diagram of Office Furniture in Premises]